Execution Version

Exhibit 10.12

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of April 13, 2021, and is entered into by and between VIZIO, INC., a California corporation (“Borrower”), the financial institutions party to the Loan Agreement described below from time to time as Lenders and BANK OF AMERICA, N.A., a national banking association as agent for the Lenders (in such capacity, “Agent”).

RECITALS
WHEREAS, Borrower, Lenders and Agent have previously entered into that certain Loan and Security Agreement, dated as of April 13, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

WHEREAS, concurrently with the execution of the Loan Agreement, Vizio International, Inc., a Delaware corporation (“Vizio International”), Vizio International Holdings, LLC, a Delaware limited liability company (“Vizio Holdings”), Vizio Development Corporation, a California corporation (“Vizio Development”), Vizio Commercial, LLC, a Delaware limited liability company (“Vizio Commercial”), Vizio Properties, L.L.C., a Hawaii limited liability company (“Vizio Properties”), Vizio Investments, L.L.C., a Delaware limited liability company (“Vizio Investments”), Vizio Inscape Services, LLC, a Delaware limited liability company (“Vizio Inscape Services”), Vizio Inscape Technologies, LLC, a Delaware limited liability company (“Vizio Inscape Technologies”, together with Vizio International, Vizio Holdings, Vizio Development, Vizio Commercial, Vizio Properties, Vizio Investments and Vizio Inscape Services, each, a “Guarantor” and collectively, the “Guarantors”) executed that certain Security Agreement and that certain Continuing and Unconditional Guaranty, each dated as of April 13, 2016, in favor of the Agent, whereby the Guarantors guaranteed the Obligations (as defined in the Loan Agreement) of the Borrower;
WHEREAS, effective January 1, 2017, Vizio Inscape Services changed its name from “Vizio Inscape Services, LLC” to “Vizio Services, LLC,” as evidenced by the filed and stamped amendment with the Secretary of State of the State of Delaware dated December 29, 2016;
WHEREAS, effective on or about January 4, 2017, Vizio Inscape Technologies changed its name from “Vizio Inscape Technologies, LLC” to “Inscape Data, Inc.”, as evidenced by the filed and stamped amendment with the Secretary of State of the State of Delaware dated January 4, 2017;
WHEREAS, effective on or about July 24, 2016, the existence of VIZIO Properties, L.L.C., a limited liability company incorporated in the State of Hawaii was terminated, as evidenced by the executed Articles of Termination, which were filed with the Secretary of State of the State of Hawaii dated July 24, 2016, and the abstract of the Business Information

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on file with the Secretary of State of Hawaii which reflects the entity’s status as “Terminated”; and
WHEREAS, the Borrower has requested Agent and Lenders amend the Loan Agreement in certain respects, which Agent and Lenders are willing to do, all on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Definitions. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings given thereto in the Loan Agreement, as amended hereby.
Section 1.2    Recitals. The Recitals above are incorporated herein as though set forth in full and the Borrower stipulates to the accuracy of each of the Recitals.
ARTICLE II
AMENDMENTS TO LOAN AGREEMENT

Section 2.1    New Definitions. The following new definitions are hereby added to Section 1.1 of the Loan Agreement in alphabetical order to read in their entirety as follows:
ISDA Definitions: 2006 ISDA Definitions (or successor definitional booklet for interest rate derivatives) published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time.
LIBOR Replacement Date: as defined in Section 3.6.2.
LIBOR Screen Rate: the LIBOR quote on the applicable screen page that Agent designates to determine LIBOR (or such other commercially available source providing such quotations as designated by Agent from time to time).
LIBOR Successor Rate: as defined in Section 3.6.2.
LIBOR Successor Rate Conforming Changes: with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of

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determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of look-back periods) as may be appropriate, in Agent's discretion, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

Pre-Adjustment Successor Rate: as defined in Section 3.6.2.

Related Adjustment: in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by Agent applicable to such LIBOR Successor Rate: (a) the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (i) is published on an information service as selected by Agent from time to time in its discretion or (ii) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to Agent; or (b) the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

Relevant Governmental Body: the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

SOFR: with respect to any Business Day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York's website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately

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succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

Term SOFR: the forward-looking term rate for any period that is approximately (as determined by Agent) as long as any of the Interest Period options set forth in the definition of "Interest Period" and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by Agent from time to time in its discretion.

Section 2.2    Removed Definition. The definition of “Securities Formula Amount” and its usage throughout the Loan Agreement are hereby deleted.
Section 2.3    Amendment to the Definition of “Availability Reserve” in Section 1.1 of the Loan Agreement. The definition of “Availability Reserve” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
Availability Reserve: the sum (without duplication) of (a) the Rent and Charges Reserve; (b) the Bank Product Reserve; (c) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (d) the Dilution Reserve; and (e) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time; provided that Agent shall provide prior notice to Borrower of any such additional reserves; and provided further, however, that any failure to give such notice shall not affect Agent’s right to establish such additional reserves.
Section 2.4    Amendment to the Definition of “Borrowing Base” in Section 1.1 of the Loan Agreement. The definition of “Borrowing Base” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
Borrowing Base: on any date of determination, is an amount equal to the lesser of (a) the aggregate Revolver Commitments; or (b) the Accounts Formula Amount minus the Availability Reserve.
Section 2.5    Amendment to the Definition of “Revolver Termination Date” in Section 1.1 of the Loan Agreement. The definition of “Revolver Termination Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
Revolver Termination Date: means April 13, 2024
Section 2.6    Amendment to Section 3.6 of the Loan Agreement. Section 3.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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3.6    Inability to Determine Rates

3.6.1 Agent will promptly notify Borrower and Lenders if, in connection with any Revolver Loan or request for a Revolver Loan, Agent or Required Lenders determine for any reason that LIBOR for the Interest Period does not adequately and fairly reflect the cost to Lenders of funding the Revolver Loan. Thereafter, Lenders’ obligations to make or maintain affected LIBOR Loans and utilization of the LIBOR component (if affected) in determining Base Rate shall be suspended until Agent (upon instruction by Required Lenders) withdraws the notice. Upon receipt of such notice, Borrower may revoke any pending request for a LIBOR Loan or, failing that, will be deemed to have requested a Base Rate Loan.

3.6.2    Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if Agent determines (which determination shall be conclusive absent manifest error), or Borrower or Required Lenders notify Agent (with, in the case of Required Lenders, a copy to Borrower) that Borrower or Required Lenders (as applicable) have determined, that:

    (a)    adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary;

    (b)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Agent that will continue to provide LIBOR after such specific date (such specific date, "Scheduled Unavailability Date");

    (c)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative;

    (d)    syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

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then, in the case of clauses (a) through (c) above, on a date and time determined by Agent (any such date, "LIBOR Replacement Date"), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (a), (b) or (c) above and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under the other Loan Documents with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document ("LIBOR Successor Rate"; and any such rate before giving effect to the Related Adjustment, "Pre-Adjustment Successor Rate"):

(x)    Term SOFR plus the Related Adjustment; and

(y)     SOFR plus the Related Adjustment;

and in the case of clause (d) above, Agent and Borrower may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and the other Loan Documents in accordance with the definition of "LIBOR Successor Rate" and such amendment will become effective at 5:00 p.m. on the fifth Business Day after Agent shall have notified Lenders and Borrower of the occurrence of the circumstances described in clause (d) above unless, prior to such time, Required Lenders have delivered to Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause; provided, that if Agent determines that Term SOFR has become available, is administratively feasible for Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and notifies Borrower and Lenders of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than 30 days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.

Agent will promptly (in one or more notices) notify Borrower and Lenders of (x) any occurrence of any of the events, periods or circumstances under clauses (a) through (c) above, (y) a LIBOR Replacement Date, and (z) the LIBOR Successor Rate. Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent such

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market practice is not administratively feasible for Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than 0%, the LIBOR Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a LIBOR Successor Rate, Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that with respect to any such amendment effected, Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to Borrower and Lenders reasonably promptly after such amendment becomes effective.

If events or circumstances of the type described in clauses (a) through (c) above have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of "LIBOR Successor Rate."

3.6.3.    Notwithstanding anything to the contrary herein, (a) after any such determination by Agent or receipt by Agent of any such notice described under Section 3.6.2(a) through (c), as applicable, if Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.6.2(d) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.6.2(a) through (c) have occurred with respect to the LIBOR Successor Rate then in effect and Agent determines that none of the LIBOR Successor Rates is available, then in each case, Agent and Borrower may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by

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Agent from time to time in its discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent shall have posted such proposed amendment to Lenders and Borrower unless, prior to such time, Required Lenders have delivered to Agent written notice that such Required Lenders object to such amendment.

3.6.4.    If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with Section 3.6.2 or 3.6.3 and the circumstances under Section 3.6.2(a) or (c) above exist or the Scheduled Unavailability Date has occurred (as applicable), Agent will promptly so notify Borrower and Lenders. Thereafter, (a) the obligation of Lenders to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans, Interest Periods, interest payment dates or payment periods), and (b) the LIBOR component shall no longer be utilized in determining Base Rate, until the LIBOR Successor Rate has been determined in accordance with Section 3.6.2 or 3.6.3. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans (subject to the foregoing clause (b)).

Section 2.7     Amendment to Section 8.1 of the Loan Agreement. Section 8.1 of the Loan Agreement is hereby amended by adding the following to the end thereof:

Notwithstanding the above, if Revolver Usage has been $0 during any Fiscal Quarter, Borrowing Base Reports shall be delivered quarterly within 20 days after the end of such Fiscal Quarter, prepared as of the end of the most recent ended month; provided that at any time Borrowing Base Reports are delivered on a quarterly basis as set forth herein, as a condition to any Borrowing or issuance of any Letter of Credit, Borrower shall deliver a Borrowing Base Certificate prepared as of the end of the most recently ended month.

Section 2.8     Amendment to Section 8.2.1 of the Loan Agreement. Section 8.2.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
8.2.1.    Records and Schedules of Accounts. Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request. Borrower shall also provide to

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Agent, together with each Borrowing Base Report, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $10,000,000 or more, individually, or $25,000,000 or more, in the aggregate, in either case cease to be Eligible Accounts, Borrower shall notify Agent of such occurrence promptly (and in any event within one Business Day) after Borrower has knowledge thereof.

Section 2.10     Amendment to Section 10.1.1 of the Loan Agreement. Section 10.1.1(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
(b) Reimburse Agent for all its charges, costs and expenses in connection with (i) examinations of Obligors’ books and records or any other financial or Collateral matters as it deems appropriate, up to (x) once per Loan Year and (y) twice per Loan Year if an examination is requested while Availability is less than 15% of the Borrowing Base and (ii) appraisal of Obligor’s Inventory, up to (x) once per Loan Year and (y) twice per Loan Year if an appraisal is requested while Availability is less than 15% of the Borrowing Base; provided, however, that if an examination or appraisal is requested during a Default or Event of Default, all charges, costs and expenses relating thereto shall be reimbursed by Borrower without regard to such limits. Borrower shall pay Agent’s then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the charges of any third party used for such purposes. No Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) satisfactory to Agent. Notwithstanding the above, Borrower shall reimburse Agent for all charges, costs and expenses in connection with the field examination conducted pursuant to Section 6.3.3 without regard to the limitations set forth in this clause (b).Notwithstanding the above, (x) in the event Revolver Usage is $0, Agent may in its discretion determine not to conduct a field examination, and (y) an appraisal shall only be conducted if Revolver Usage has been greater than $0 in the prior 12 month period.

Section 2.11     Amendment to Section 10.1.2 of the Loan Agreement. Sections 10.1.2(a), (b) and (e) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

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(a)    as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders equity for such Fiscal Year, on a consolidated basis for Borrower and Subsidiaries, which consolidated statements shall be audited and certified (without qualification or similar notation) by a firm of independent certified public accountants of recognized standing selected by Borrower and reasonably acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;
(b)    as soon as available, and in any event within 45 days after the end of each Fiscal Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Borrower and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal yearend adjustments and the absence of footnotes;
(e)    not later than 60 days after the commencement of each Fiscal Year, projections of Borrower’s consolidated balance sheets, results of operations, cash flow and Availability for such Fiscal Year, quarter by quarter;
ARTICLE III
CONDITIONS PRECEDENT
This Amendment shall not be binding until each of the following conditions precedent has been satisfied in form and substance satisfactory to the Agent:

(a)    The representations and warranties contained herein and in the Loan Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;
(b)    No Default or Event of Default shall have occurred and be continuing;
(c)    The Borrower has delivered to the Agent, in form and substance acceptable to the Agent in its sole discretion, an executed counterpart of this Amendment;
(d)    The Agent has received a fully executed and compiled Second Amendment Fee Letter dated as of the date hereof;

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(e)    The Borrower shall have paid to the Agent the fees, costs, and expenses owed to and/or incurred by the Agent arising in connection with this Amendment (including reasonable attorneys’ fees and costs). The Agent shall have received all fees due and payable to the Agent and to any Lenders on or prior to date hereof (including the fees set forth in that certain Second Amendment Fee Letter).
ARTICLE IV
ADDITIONAL COVENANTS AND MISCELLANEOUS

Section 4.1    Acknowledgment of the Borrower. The Borrower hereby represents and warrants that the execution and delivery of this Amendment and compliance by Borrower with all of the provisions of this Amendment: (a) are within the powers and purposes of Borrower; (b) have been duly authorized or approved by the board of directors or managers of Borrower; and (c) when executed and delivered by or on behalf of Borrower, will constitute valid and binding obligations of Borrower, enforceable in accordance with their terms. The Borrower reaffirms its obligation to pay all amounts due to the Agent and the Lenders under the Loan Documents in accordance with the terms thereof, as modified hereby.
Section 4.2    Representations and Warranties. The Borrower represents and warrants that, after giving effect to this Amendment, each of the representations and warranties made by the Borrower in Section 9 of the Loan Agreement is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), in each case on and as of the date hereof as if made on and as of the date hereof, except in the case of any such representation or warranty that expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date.
Section 4.3    Loan Documents Unmodified. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Loan Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to the Agent in the Collateral set forth in the Loan

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Documents shall remain unchanged and in full force and effect and shall continue to secure the payment and performance of all of the Obligations.
Section 4.4    Event of Default. A breach of this Amendment shall be an Event of Default.
Section 4.5    Parties, Successors and Assigns. This Amendment shall be binding upon the Borrower and shall inure to the benefit of the Lender and its respective successors and assigns.
Section 4.6    Counterparts. This Amendment may be executed in one or more counterparts and by telecopy, each of which, when so executed, shall be deemed to be an original, but all of which, when taken together shall constitute one and the same instrument.
Section 4.7    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.
Section 4.8    Expenses of Agent. Without limiting the terms and conditions of the Loan Documents, the Borrower agrees to pay on demand: (a) all costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including without limitation, the costs and fees of the Agent’s legal counsel; and (b) all costs and expenses reasonably incurred by the Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment, and/or the other Loan Documents, including without limitation, the costs and fees of the Agent’s legal counsel.
Section 4.9    Choice of Law; Jury Trial Waiver. THIS AMENDMENT IS GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, PROVIDED THAT THE AGENT AND THE LENDERS RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY, IF ANY, IN ANY ACTION TO ENFORCE, DEFEND, INTERPRET, OR OTHERWISE CONCERNING THIS AMENDMENT. WITHOUT LIMITING THE APPLICABILITY OF ANY OTHER PROVISION OF THE LOAN AGREEMENT, THE TERMS OF SECTION 14.15 OF THE LOAN AGREEMENT SHALL APPLY TO THIS AMENDMENT.
Section 4.10    Release.
(a)    EACH OBLIGOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT, LENDERS AND THEIR AFFILIATES, AND EACH SUCH PERSON’S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, ATTORNEYS AND REPRESENTATIVES (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS OR CAUSES OF ACTION WHATSOEVER

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(EACH A “CLAIM”) THAT SUCH OBLIGOR MAY NOW HAVE OR CLAIM TO HAVE AGAINST ANY RELEASED PERSON ON THE DATE OF THIS AMENDMENT, WHETHER KNOWN OR UNKNOWN, OF EVERY NATURE AND EXTENT WHATSOEVER, FOR OR BECAUSE OF ANY MATTER OR THING DONE, OMITTED OR SUFFERED TO BE DONE OR OMITTED BY ANY OF THE RELEASED PERSONS THAT BOTH (1) OCCURRED PRIOR TO OR ON THE DATE OF THIS AMENDMENT AND (2) IS ON ACCOUNT OF OR IN ANY WAY CONCERNING, ARISING OUT OF OR FOUNDED UPON THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT.
(b)    EACH OBLIGOR INTENDS THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(c)    EACH OBLIGOR ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREES THAT THIS AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS.
Section 4.11    Total Agreement. This Amendment, the Loan Agreement, and all other Loan Documents shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall not be changed or terminated orally.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.
BORROWER:

VIZIO, INC.,
a California corporation

By:
Name:
Title:

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
(VIZIO)
SIGNATURE PAGE

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
                        as Agent and Lender

By:
Name:    Mia K. Bolin
Title:    Senior Vice President

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
(VIZIO)
SIGNATURE PAGE

ACKNOWLEDGMENT AND CONSENT BY GUARANTORS

Each of the undersigned (each, a “Guarantor”) consents to the foregoing Amendment to Loan Agreement and other Loan Documents (“Amendment”) and the transactions contemplated thereby and reaffirms its obligations under the Loan Documents to which it is a party, including but not limited to that certain Security Agreement dated as of April 13, 2016, that certain Continuing and Unconditional Guaranty dated as of April 13, 2016, and that certain Pledge Agreement dated as of April 13, 2016, as such documents may be amended, modified, supplemented or replaced from time to time.

Each Guarantor reaffirms, to the extent a party thereto, that its obligations under the Loan Documents are separate and distinct from the Borrower’s obligations and reaffirms its waivers of each and every one of the possible defenses to such obligations.

[Signature Page Follows]

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Agreed and Acknowledged:	VIZIO INTERNATIONAL, INC., a Delaware corporation By: ____________________________ Name: Ben Wong Title: Interim Chief Financial Officer
VIZIO INTERNATIONAL HOLDINGS, LLC, a Delaware limited liability company By: ____________________________ Name: Ben Wong Title: Chief Operating Officer
VIZIO DEVELOPMENT CORPORATION, a California corporation By: ____________________________ Name: Ben Wong Title: Chief Financial Officer
VIZIO COMMERCIAL, LLC, a Delaware limited liability company By: ____________________________ Name: Ben Wong Title: President
VIZIO INVESTMENTS, L.L.C., a Delaware limited liability company By: VIZIO, INC., its sole member and manager: By: ____________________________ Name: Ben Wong Title: President
ACKNOWLEDGMENT AND CONSENT BY GUARANTORS TO
SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
(VIZIO)
SIGNATURE PAGE

VIZIO SERVICES, LLC (f/k/a Vizio Inscape Services, LLC), a Delaware limited liability company By: ____________________________ Name: Ben Wong Title: President
INSCAPE DATA, INC. (f/k/a Vizio Inscape Technologies, LLC), a Delaware limited liability company By: ____________________________ Name: Ben Wong Title: Chief Operating Officer

ACKNOWLEDGMENT AND CONSENT BY GUARANTORS TO
SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
(VIZIO)
SIGNATURE PAGE